Exhibit 99.1

Accuray Reports Fiscal 2023 Third Quarter Financial Results

Company delivers record quarterly revenue and unit volume in Q3; Reiterates fiscal year guidance

SUNNYVALE, Calif., April 26, 2023 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the third quarter of fiscal 2023 ended March 31, 2023.

Third Quarter Fiscal 2023 Summary

•
Net revenue of $118.1 million increased 22.8 percent from the same period in the prior fiscal year. Net revenue on a constant currency basis was $122.1 million, which represents a 27.0 percent increase versus the same period in the prior fiscal year.
•
GAAP net income of $0.6 million, as compared to GAAP net loss of $1.0 million in the same period in the prior fiscal year. Adjusted EBITDA of $8.3 million, as compared to adjusted EBITDA of $5.4 million in the same period in the prior fiscal year, which represents a 53.5 percent increase.
•
Gross orders of $73.8 million with a 3.0 percent increase in unit volume compared to the same period in the prior fiscal year represented a book to bill ratio of 1.2. Gross orders on a constant currency basis were $76.7 million.

Other Recent Operational Highlights

•
Shipped 30 systems setting a new record of quarterly shipments and 67 percent growth compared to 18 systems shipped in the prior year period.
•
Achieved 1,000+ installed system milestone with 4 percent global installed base growth year over year lifted by 31 percent growth of installed systems in China.
•
45 percent global product revenue growth year over year reflects strong customer adoption.
•
PACE-A trial data indicates SBRT preserves urinary continence and sexual function better than surgery in men with prostate cancer.

“Accuray delivered strong revenue and EBITDA growth in the third quarter driven by growing global demand for our advanced radiotherapy solutions," said Suzanne Winter, Chief Executive Officer. “Our teams are laser focused on making meaningful progress against our long-term strategic goals. We believe our investments in technology innovation, focus on operational discipline and strategic partnerships, matched with a best-in-class team, will enable us to transform radiotherapy care and bring value to patients and healthcare providers worldwide.”

Fiscal Third Quarter Results

Total net revenue in the third quarter of fiscal 2023 was $118.1 million, compared to $96.2 million in the prior fiscal year third quarter. Product revenue in the third quarter of fiscal 2023 was $62.8 million, compared to $43.2 million in the prior fiscal year third quarter, while service revenue for the third quarter of fiscal 2023 was $55.2 million, compared to $53.0 million in the prior fiscal year third quarter.

Total gross profit in the third quarter of fiscal 2023 was $38.7 million, or 32.8 percent of total net revenue, compared to total gross profit of $34.8 million, or 36.2 percent of total net revenue, in the prior fiscal year third quarter.

Operating expenses in the third quarter of fiscal 2023 were $36.4 million, including non-recurring charges of $0.8 million for restructuring charges and $1.1 million of ERP and ERP related expenditures, compared to $35.1 million in the prior fiscal year third quarter. Excluding these non-recurring charges, total operating expenses were down 1.5 percent compared to the same period in the prior fiscal year third quarter.

Net income in the third quarter of fiscal 2023 was $0.6 million, or $0.01 per share, compared to a net loss of $1.0 million, or $0.01 per share, in the prior fiscal year third quarter. Adjusted EBITDA in the third quarter of fiscal 2023 was $8.3 million, compared to $5.4 million in the prior fiscal year third quarter.

Gross product orders in the third quarter of fiscal 2023 totaled $73.8 million compared to $88.6 million in the prior fiscal year third quarter. Order backlog as of March 31, 2023 was $506.6 million, approximately 12.7 percent lower than at the end of the prior fiscal year third quarter. In the third quarter of fiscal year 2023, there were $5.2 million in order cancellations and $26.4 million in orders aged out as they were more than 30 months in age.

Cash, cash equivalents, and short-term restricted cash were $89.2 million as of March 31, 2023, an increase of $21.3 million from December 31, 2022.

Fiscal Nine Months Results

Total net revenue in the nine months ended March 31, 2023 was $329.3 million, compared to $319.9 million in the same prior fiscal year period. Product revenue for the nine months ended March 31, 2023 was $170.7 million, compared to $156.7 million in the same prior fiscal year period, while service revenue totaled $158.6 million, compared to $163.2 million in the same prior fiscal year period.

Total gross profit in the nine months ended March 31, 2023 was $116.3 million, or 35.3 percent of total net revenue, compared to total gross profit of $116.9 million, or 36.6 percent of total net revenue in the same prior fiscal year period.

Operating expenses in the nine months ended March 31, 2023 were $113.4 million, including non-recurring charges of $2.7 million for restructuring charges and $2.2 million of ERP and ERP related expenditures, compared to $110.8 million in the same prior fiscal year period. Excluding these non-recurring charges, total operating expenses were down 2.1 percent compared to the same prior fiscal year period.

Net loss in the nine months ended March 31, 2023 was $6.7 million, or $0.07 per share, compared to a net loss of $1.9 million, or $0.02 per share, in the same prior fiscal year period. Adjusted EBITDA for the nine months ended March 31, 2023, was $18.7 million, compared to $17.7 million in the same prior fiscal year period.

Gross product orders in the nine months ended March 31, 2023 totaled $222.6 million, compared to $243.9 million in the same prior fiscal year period. Order backlog as of March 31, 2023 was $506.6 million, approximately 12.7 percent lower than at the end of same period in the prior fiscal year period.

Fiscal Year 2023 Financial Guidance

Accuray’s financial guidance is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions, the impact of the current global economic environment and the Covid-19 pandemic, supply chain disruption, and the factors set forth under “Safe Harbor Statement” below.

The company is reaffirming guidance for fiscal year 2023 as follows:

•
Total revenue is expected in the range of $447.0 million to $455.0 million, representing a year-over-year growth at the midpoint of the range of 5 percent.
•
Adjusted EBITDA is expected in the range of $26.0 million to $30.0 million.

Guidance for non-GAAP financial measures excludes depreciation and amortization, stock-based compensation, interest expense, provision for income taxes, restructuring charges and ERP and ERP related expenditures. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the third quarter of fiscal 2023 as well as recent corporate developments. Conference call dial-in information is as follows:

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U.S. callers: (833) 316-0563
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International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 3072079. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the fourth quarter of fiscal 2023.

Use of Non-GAAP Financial Measures

Accuray reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, Accuray uses certain non-GAAP financial measures, such as adjusted EBITDA, gross orders on a constant currency basis and net revenue on a constant currency basis.

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items, including restructuring charges and ERP and ERP related expenditures. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

Accuray has also reported certain operating results on a constant currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of foreign currency exchange rate fluctuations. Management believes disclosure of non-GAAP constant currency results is helpful to investors because it facilitates period-to-period comparisons of the company’s results by increasing the transparency of the underlying performance by excluding the impact of foreign currency exchange rate fluctuations. The GAAP measure most directly comparable to net revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to gross orders on a constant currency basis is gross orders. Accuray calculates the constant currency amounts by translating local currency amounts in the current period using the same foreign translation rate used in the prior period being compared against rather than the actual exchange rate in effect during the current period.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations, including expectations regarding: total revenue and adjusted EBITDA; the effect of the global economic environment and the COVID-19 pandemic on the company and the market in general, including with respect to the company’s ability to navigate supply chain, logistics, macroeconomic, and foreign exchange challenges; delivering on the company’s growth agenda, progressing against long-term strategic goals, and executing on strategic partnerships; the company’s ability to transform radiotherapy care and create value for customers, patients, employees, and shareholders; expectations regarding commercial strategy and execution as well as growth opportunities; expectations regarding the market in China as well as with respect to the company’s China joint venture and other strategic partnerships, including expected timing of regulatory clearances; expectations related to the markets in which the company operates; the company’s ability to accelerate profitability in the long run; the impact of strategic pricing actions on revenue and gross margins; and the company’s ability to deliver on its promise to improve the outcome and quality of life of patients. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the global macroeconomic environment, including foreign exchange, and the COVID-19 pandemic on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on February 2, 2023 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
+1 (443) 450-4191	+1 (408) 789-4426
aman.patel@westwicke.com	bkaplan@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Net revenue:
Products	$62,846	$43,198	$170,738	$156,678
Services	55,214	52,971	158,575	163,208
Total net revenue	118,060	96,169	329,313	319,886
Cost of revenue:
Cost of products	43,529	28,371	111,627	95,400
Cost of services	35,813	33,014	101,404	107,551
Total cost of revenue	79,342	61,385	213,031	202,951
Gross profit	38,718	34,784	116,282	116,935
Operating expenses:
Research and development	14,209	14,104	42,942	43,183
Selling and marketing	11,130	10,798	35,511	35,302
General and administrative	11,063	10,174	34,990	32,350
Total operating expenses	36,402	35,076	113,443	110,835
Income (loss) from operations	2,316	(292)	2,839	6,100
Income on equity method investment, net	2,027	1,946	960	774
Other expense, net	(3,222)	(2,293)	(8,611)	(7,451)
Income (loss) before provision for income taxes	1,121	(639)	(4,812)	(577)
Provision for income taxes	522	407	1,912	1,318
Net income (loss)	$599	$(1,046)	$(6,724)	$(1,895)
Net income (loss) per share - basic	$0.01	$(0.01)	$(0.07)	$(0.02)
Net income (loss) per share - diluted	$0.01	$(0.01)	$(0.07)	$(0.02)
Weighted average common shares used in computing loss per share:
Basic	95,522	92,761	94,532	91,780
Diluted	97,455	92,761	94,532	91,780

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	June 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$89,057	$88,737
Restricted cash	189	204
Accounts receivable, net	77,350	94,442
Inventories	150,581	142,254
Prepaid expenses and other current assets	25,455	23,794
Deferred cost of revenue	283	1,459
Total current assets	342,915	350,890
Property and equipment, net	11,722	12,685
Investment in joint venture	12,217	13,879
Operating lease right-of-use assets, net	24,408	16,798
Goodwill	57,807	57,840
Intangible assets, net	257	250
Long-term restricted cash	1,604	1,213
Other assets	24,790	19,294
Total assets	$475,720	$472,849
Liabilities and equity
Current liabilities:
Accounts payable	$28,647	$31,337
Accrued compensation	21,434	29,441
Operating lease liabilities, current	4,009	8,567
Other accrued liabilities	36,811	30,285
Customer advances	22,078	25,290
Deferred revenue	73,137	75,375
Short-term debt	5,713	8,563
Total current liabilities	191,829	208,858
Operating lease liabilities, non-current	22,466	10,453
Long-term other liabilities	4,643	3,748
Deferred revenue, non-current	29,245	24,694
Long-term debt	172,832	171,907
Total liabilities	421,015	419,660
Equity:
Common stock	96	94
Additional paid-in capital	551,847	543,211
Accumulated other comprehensive income	2,342	2,406
Accumulated deficit	(499,580)	(492,522)
Total equity	54,705	53,189
Total liabilities and equity	$475,720	$472,849

Accuray Incorporated

Summary of Orders and Backlog

(in thousands, except book to bill ratio)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Gross Orders	$73,764	$88,561	$222,647	$243,926
Net Orders	54,737	43,542	115,176	124,488
Order Backlog	506,587	580,428	506,587	580,428
Book to bill ratio (a)	1.2	2.1	1.3	1.6

(a) Book to bill ratio is defined as gross orders for the period divided by product revenue for the period

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
GAAP net income (loss)	$599	$(1,046)	$(6,724)	$(1,895)
Depreciation and amortization (a)	1,103	1,406	3,430	4,247
Stock-based compensation	1,559	2,695	7,601	7,906
Interest expense, net (b)	2,707	1,975	7,605	6,081
Provision for income taxes	522	407	1,912	1,318
Restructuring charges	800	—	2,738	—
ERP and ERP related expenditures	1,057	—	2,178	—
Adjusted EBITDA	$8,347	$5,437	$18,740	$17,657

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Income (Loss) to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2023
	From	To
GAAP net loss	$(7,000)	$(3,000)
Depreciation and amortization (a)	4,500	4,500
Stock-based compensation	10,200	10,200
Interest expense, net (b)	10,000	10,000
Provision for income taxes	2,400	2,400
Restructuring charges	2,700	2,700
ERP and ERP related expenditures	3,200	3,200
Adjusted EBITDA	$26,000	$30,000

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.